UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 30, 2005

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 N. Reo Street, Suite 300, Tampa, FL 33609

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (813) 261-5157

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 30, 2005, IA Global, Inc. (the “Company”) entered into an Amendment to the Internet Accelerator Assignment Agreement (“Amendment”) with QuikCAT Australia Pty Ltd (“QCA”) and IA Global Acquisition Co. In this Amendment, the parties agreed to modify the rights of QCA to enforce its intellectual property rights in the INET property in the field of use. This Amendment is expected to resolve all issues between the Company and QCA relating to the assignment of intellectual property rights of QCA in the field of use.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 30, 2005, Global Hotline, Inc. entered into a unsecured loan of 300,000,000 Yen or approximately $2,698,000 at current exchange rates with GMB International, Inc., a party affiliated with our majority shareholder.

The loan includes a repayment of 150,000,000 Yen on October 10, 2005 and the remaining 150,000,000 Yen plus interest at 3.5% on October 30, 2005. The loan also provides for an earlier payment on certain events of default.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired – None.

(b)	Pro Forma financial information – None.

(c)	Exhibits –

Exhibit No.	Description
10.1	Amendment to Internet Accelerator Assignment Agreement dated September 30, 2005 amongst IA Global, Inc., QuikCAT Australia Pty Ltd and IA Global Acquisition Co.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: October 6, 2005

By:	/s/ Mark Scott

Mark Scott

President and Chief Financial Officer